SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2004

Arbios Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-32603	91-1955323
(Commission File Number)	(I.R.S. Employer Identification No.)

110 North George Burns Road, Suite D-4018 Los Angeles, CA	90048
(Address of Principal Executive Offices)	(Zip Code)

(310) 423-7702

Registrant's Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

 On November 2, 2004, Jack E. Stover was appointed to the Board of Directors of Arbios Systems, Inc. The background of Mr. Stover is as follows.

 Mr. Stover joined Antares Pharma in July 2004 as President and Chief Operating Officer, and in September 2004 was named Chief Executive Officer and President of that company. Prior thereto, Mr. Stover was Executive Vice President, Chief Financial Officer and Treasurer of SICOR, Inc., a public injectable pharmaceutical company that was acquired by Teva Pharmaceutical Industries. Prior to that, Mr. Stover was Executive Vice President and Director for Gynetics, Inc., a proprietary women’s drug company. Prior to Gynetics, Inc., Mr. Stover served as Senior Vice President, Chief Financial Officer, Chief Information Officer and Director for B. Braun Medical, Inc., a private global medical device and product company. For over 16 years, Mr. Stover was an employee and then a partner with PricewaterhouseCoopers, working in their bioscience industry division in New Jersey.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 4, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC. (Registrant)

Date: November 5, 2004	By:	/s/ Jacek Rozga
Name: Jacek Rozga
Title: President and Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 4, 2004